Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2020 with respect to the consolidated financial statements of Resource REIT, Inc. (formerly known as Resource Real Estate Opportunity REIT II, Inc.) included in its Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
February 10, 2021